Press Release

Investor Contact:	Media Contact:

Michelle Spolver	Rick Popko
Fortinet, Inc.	Fortinet, Inc.
408-486-7837	408-486-7853
mspolver@fortinet.com	rpopko@fortinet.com

Fortinet Reports Fourth Quarter and Full Year 2012 Financial Results
Company Exceeds Its Expectations Across All Key Metrics

Fourth Quarter 2012 Highlights
•Revenues of $151.2 million, up 25% year over year2
•Billings of $174.3 million, up 24% year over year1,2
•GAAP diluted net income per share of $0.13
•Non-GAAP diluted net income per share of $0.171
•Cash flow from operations of $50.3 million

•	Free cash flow of $48.5 million[1,2]

•	Cash, cash equivalents and investments of $739.6 million[4], with no debt

Full Year 2012 Highlights
•Revenues of $533.6 million, up 23% year over year3
•Billings of $602.0 million, up 27% year over year1,3
•GAAP diluted net income per share of $0.40
•Non-GAAP diluted net income per share of $0.531
•Cash flow from operations of $183.9 million

•	Free cash flow of $161.8 million[1,3,4]

SUNNYVALE, Calif. - January 30, 2013 - Fortinet® (NASDAQ: FTNT) - a leader in high-performance network security - today announced financial results for the fourth quarter and full year ended December 31, 2012.

Financial Highlights for the Fourth Quarter of 2012

•
Revenue[2]: Total revenue was $151.2 million for the fourth quarter of 2012, an increase of 25% compared to $120.9 million in the same quarter of 2011. Within total revenue, product revenue was $71.0 million, an increase of 24% compared to the same quarter of 2011. Services revenue was $76.7 million, an increase of 26% compared to the same quarter of 2011.

•	Billings[1,2]: Total billings were $174.3 million for the fourth quarter of 2012, an increase of 24% compared to $140.6 million in the same quarter of 2011.

•	Deferred Revenue: Deferred revenue was $363.2 million as of December 31, 2012, up $23.1 million from $340.1 million as of September 30, 2012.

•
Cash and Cash Flow[1,2]: As of December 31, 2012, cash, cash equivalents and investments were $739.6 million, compared to $690.3 million as of September 30, 2012. In the fourth quarter of 2012, cash flow from operations was $50.3 million and free cash flow was $48.5 million.

•
GAAP Operating Income[2,5]: GAAP operating income was $35.0 million for the fourth quarter of 2012, representing a GAAP operating margin of 23%. GAAP operating income was $26.5 million for the same quarter of 2011, representing a GAAP operating margin of 22%.

•
GAAP Net Income and Diluted Net Income Per Share[2,5]: GAAP net income was $21.5 million for the fourth quarter of 2012, based on a 41% tax rate for the quarter. This compares to GAAP net income of $16.5 million for the same quarter of 2011, based on a 40% tax rate for the quarter. GAAP diluted net income per share was $0.13 for the fourth quarter of 2012, based on 167.0 million weighted-average diluted shares outstanding, compared to $0.10 for the same quarter of 2011, based on 164.5 million weighted-average diluted shares outstanding.

•
Non-GAAP Operating Income[1,2]: Non-GAAP operating income was $41.3 million for the fourth quarter of 2012, representing a non-GAAP operating margin of 27%. Non-GAAP operating income was $32.4 million for the same quarter of 2011, representing a non-GAAP operating margin of 27%.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1,2]: Non-GAAP net income was $28.1 million for the fourth quarter of 2012, based on a 34% effective tax rate for the quarter. Non-GAAP net income for the same quarter of 2011 was $22.3 million, based on a 33% effective tax rate. Non-GAAP diluted net income per share was $0.17 for the fourth quarter of 2012 based on 167.0 million weighted-average diluted shares outstanding, compared to $0.14 for the same quarter of 2011, based on 164.5 million weighted-average diluted shares outstanding.

Financial Highlights for the Full Year 2012

•
Revenue[3]: Total revenue was $533.6 million for fiscal 2012, an increase of 23% compared to $433.6 million for fiscal 2011. Within total revenue, product revenue was $248.9 million for fiscal 2012, an increase of 26% compared to $197.4 million for fiscal 2011. Services revenue was $274.0 million for fiscal 2012, an increase of 24% compared to $220.3 million for fiscal 2011.

•	Billings[1,3]: Total billings were $602.0 million for fiscal 2012, an increase of 27% compared to $475.8 million in fiscal 2011.

•	Deferred Revenue: Deferred revenue was $363.2 million as of December 31, 2012, an increase of 23% compared to deferred revenue of $294.8 million as of December 31, 2011.

•
Cash and Cash Flow[1,3,4]: As of December 31, 2012, cash, cash equivalents and investments were $739.6 million, compared to $538.7 million as of December 31, 2011. In fiscal 2012, cash flow from operations was $183.9 million and free cash flow was $161.8 million.

•
GAAP Operating Income[3,5]: GAAP operating income was $100.5 million for fiscal 2012, representing a GAAP operating margin of 19%. GAAP operating income was $88.9 million for fiscal 2011, representing a GAAP operating margin of 21%.

•
GAAP Net Income and Diluted Net Income Per Share[3,5]: GAAP net income was $66.8 million for fiscal 2012, based on a 36% tax rate for the year. This compares to GAAP net income of $62.5 million for fiscal 2011, based on a 32% tax rate for the year. GAAP diluted net income per share was $0.40 for fiscal 2012, based on 166.3 million weighted-average diluted shares outstanding, compared to $0.38 for fiscal 2011, based on 163.8 million weighted-average diluted shares outstanding.

•
Non-GAAP Operating Income[1,3]: Non-GAAP operating income was $129.3 million for fiscal 2012, representing a non-GAAP operating margin of 24%. Non-GAAP operating income was $106.0 million for fiscal 2011, representing a non-GAAP operating margin of 24%.

•
Non-GAAP Net Income and Diluted Net Income Per Share[1,3]: Non-GAAP net income was $88.3 million for fiscal 2012, based on a 34% effective tax rate for the year. Non-GAAP net income for fiscal 2011 was $73.1 million, based on a 33% effective tax rate. Non-GAAP diluted net income per share was $0.53 for fiscal 2012 based on 166.3 million weighted-average diluted shares outstanding, compared to $0.45 for fiscal 2011, based on 163.8 million weighted-average diluted shares outstanding.

1 A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

2 Includes the impact of a $1.9 million sale of previously-acquired patents during the fourth quarter of 2012.

3 Includes the impact of a $3.7 million sale of previously-acquired patents during fiscal 2012. In addition, fiscal 2011 includes the impact of a $2.6 million sale of previously-acquired patents.

4 Includes the impact of $14.5 million paid for the purchase of land and buildings near our Silicon Valley headquarters during the third quarter of 2012.

5 Includes the impact of a $1.5 million non-recurring cumulative out-of-period adjustment recorded during the fourth quarter of 2012 to reflect a true-up related to forfeitures of stock awards granted to employees. The adjustment resulted in lower stock-based compensation expense and higher operating income and net income during the fourth quarter of 2012. We believe the impact of the adjustment is not material to the current or prior fiscal periods.

 Management Commentary:
Ken Xie, founder, president and chief executive officer of Fortinet, stated: “We had a great fourth quarter, which resulted in a strong finish to the year as we demonstrated our ability to successfully execute our global go to market strategy and increase market share. We continued to attract and retain a number of large profile enterprise and service provider customers, and we introduced several new and competitive products that differentiate us from our competitors. With a healthy pipeline of business and a plan to continue investments in sales, marketing and product development, we are well-positioned to continue to gain market share and grow our business.”

Nancy Bush, interim chief financial officer of Fortinet, stated: “We reported strong fourth quarter results, which exceeded our expectations across all of our key operating metrics. We had particularly strong growth in revenue, profitability, and cash flow generation, and ended the quarter with a cash, cash equivalents and investments balance of approximately $740 million with no debt. We are confident, yet cautious, as we enter 2013 and remain focused on further gaining market share worldwide by delivering innovative new products, and expanding our sales, marketing and R&D infrastructure.”

Conference Call Details
Fortinet will host a conference call today, January 30, 2013, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 87079826. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet's website at http://investor.fortinet.com and a replay will be archived and accessible at http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through February 13, 2013, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID# 87079826.

Following Fortinet's earnings conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts and investors to ask more detailed product and financial questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 87078965. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and a replay will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through February 7, 2013 by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) with conference ID # 87078965.

About Fortinet (www.fortinet.com)
Fortinet (NASDAQ: FTNT) is a worldwide provider of network security appliances and a market leader in unified threat management (UTM). Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2012 Fortune Global 100. Fortinet's flagship FortiGate product delivers ASIC-accelerated performance and integrates multiple layers of security designed to help protect against application and network threats. Fortinet's broad product line goes beyond UTM to help secure the extended enterprise - from endpoints, to the perimeter and the core, including databases and applications. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.
#    #    #
Copyright © 2013 Fortinet, Inc. All rights reserved. The symbols ® and ™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet's trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiDB and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the momentum in our business, growth of our business, positioning to continue to gain market share, our outlook as we enter 2013, our pipeline, and expanding our infrastructure and continued investments in sales, marketing and product development. Although we attempt to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; specific economic risks in different geographies and among different customer segments; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth and market share gains; failure to convert sales pipeline into final sales; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around marketing, new product development and introductions and innovation; litigation and disputes and the potential cost, distraction and damage to sales and reputation caused thereby; market acceptance of new products and services; the ability to attract and retain personnel, particularly sales and technical personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; risks associated with the adoption of, and demand for, the UTM model in general and by specific customer segments; competition and pricing pressure; and the other risk factors set forth from time to time in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and our other filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures
We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized during a period plus the change in deferred revenue from the beginning to the end of the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, we may calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management's comparisons of our operating results to competitors' operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating the Company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it includes the impact of cash paid for capital expenditures. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation reduced by the income from payments we received from a patent settlement. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense and patent settlement related income so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Second, stock-based compensation is an important part of our employees' compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and diluted net income per share. We define non-GAAP net income as net income plus stock-based compensation expense reduced by the income from payments we received from a patent settlement, and includes the impact of the tax adjustment, if any, required to achieve the effective tax rate on a pro forma basis, which could differ from the GAAP tax rate. We define non-GAAP diluted net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We consider these non-GAAP financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we include in non-GAAP net income and non-GAAP diluted net income per share, the tax adjustment required to achieve the effective tax rate on a pro forma basis, which could differ from the GAAP tax rate. We believe the effective tax rates we used are reasonable estimates of long-term normalized tax rates under our global operating structure. The same limitations described above regarding our use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP diluted net income per share. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP diluted net income per share and evaluating non-GAAP net income and non-GAAP diluted net income per share together with net income and diluted net income per share calculated in accordance with GAAP.

FORTINET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$122,975	$71,990
Short-term investments	290,719	318,283
Accounts receivable, net of allowance for doubtful accounts of $115 and $336, respectively	107,642	95,522
Inventory	21,060	16,249
Deferred tax assets	13,663	7,578
Prepaid expenses and other current assets	13,215	13,948
Total current assets	569,274	523,570
PROPERTY AND EQUIPMENT—Net	25,638	7,966
DEFERRED TAX ASSETS—Non-current	48,525	46,523
LONG-TERM INVESTMENTS	325,892	148,414
OTHER ASSETS	6,168	8,274
TOTAL ASSETS	$975,497	$734,747
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$20,816	$19,768
Accrued liabilities	22,263	15,971
Accrued payroll and compensation	28,957	24,197
Deferred revenue	247,268	206,928
Total current liabilities	319,304	266,864
DEFERRED REVENUE—Non-current	115,917	87,905
OTHER LIABILITIES	29,342	21,624
Total liabilities	464,563	376,393
STOCKHOLDERS' EQUITY:
Common stock	162	156
Additional paid-in capital	400,075	317,026
Treasury stock	(2,995)	(2,995)
Accumulated other comprehensive income	3,091	402
Retained earnings	110,601	43,765
Total stockholders' equity	510,934	358,354
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$975,497	$734,747

FORTINET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
REVENUE:
Product	$71,025	$57,463	$248,948	$197,408
Services	76,711	61,076	274,043	220,268
Ratable and other revenue	3,426	2,322	10,648	15,900
Total revenue	151,162	120,861	533,639	433,576
COST OF REVENUE:
Product [1]	26,974	21,929	93,971	73,201
Services [1]	13,836	9,671	50,682	35,486
Ratable and other revenue	632	886	2,767	4,911
Total cost of revenue	41,442	32,486	147,420	113,598
GROSS PROFIT:
Product	44,051	35,534	154,977	124,207
Services	62,875	51,405	223,361	184,782
Ratable and other revenue	2,794	1,436	7,881	10,989
Total gross profit	109,720	88,375	386,219	319,978
OPERATING EXPENSES:
Research and development [1]	20,525	16,379	81,078	63,577
Sales and marketing [1]	48,117	39,984	179,155	145,532
General and administrative [1]	6,038	5,492	25,511	21,965
Total operating expenses	74,680	61,855	285,744	231,074
OPERATING INCOME	35,040	26,520	100,475	88,904
INTEREST INCOME	1,400	963	5,006	3,523
OTHER EXPENSE—Net	(170)	(112)	(485)	(354)
INCOME BEFORE INCOME TAXES	36,270	27,371	104,996	92,073
PROVISION FOR INCOME TAXES	14,763	10,877	38,160	29,581
NET INCOME	$21,507	$16,494	$66,836	$62,492
Net income per share:
Basic	$0.13	$0.11	$0.42	$0.41
Diluted	$0.13	$0.10	$0.40	$0.38
Weighted-average shares outstanding:
Basic	160,034	154,429	158,074	152,581
Diluted	166,955	164,505	166,329	163,781

[1] Includes stock-based compensation expense as follows:
Cost of product revenue	$96	$54	$333	$183
Cost of services revenue	1,032	666	3,736	1,790
Research and development	2,452	1,737	9,226	4,691
Sales and marketing	1,996	3,036	12,793	9,325
General and administrative	1,186	848	4,602	3,026
	$6,762	$6,341	$30,690	$19,015

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income	$21,507	$16,494	$66,836	$62,492
Other comprehensive income (loss):
Foreign currency translation gains (losses)	(344)	246	524	(553)
Unrealized gains (losses) on investments	(110)	(509)	3,331	(1,702)
Unrealized gains (losses) on cash flow hedges	—	119	—	(74)
Tax provision related to items of other comprehensive income or loss	(32)	550	(1,166)	550
Net change in accumulated other comprehensive income	(486)	406	2,689	(1,779)
Comprehensive income	$21,021	$16,900	$69,525	$60,713

FORTINET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,507	$16,494	$66,836	$62,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,488	1,875	11,564	6,989
Amortization of investment premiums	2,960	3,007	12,962	12,515
Stock-based compensation	6,762	6,341	30,690	19,015
Excess tax benefits from employee stock option plan	(2,458)	(10,565)	(12,069)	(19,829)
Other non-cash items, net	(12)	—	881	22
Changes in operating assets and liabilities:
Accounts receivable—net	(17,800)	(19,687)	(12,120)	(23,246)
Inventory	3,674	(4,556)	(11,303)	(6,034)
Deferred tax assets	(4,739)	(2,328)	(9,254)	(7,874)
Prepaid expenses and other current assets	862	(1,906)	791	(2,915)
Other assets	585	(85)	2,470	227
Accounts payable	(2,088)	4,287	961	6,801
Accrued liabilities	(491)	(3,102)	2,171	1,765
Accrued payroll and compensation	3,036	3,191	4,599	4,773
Other liabilities	(509)	(2,664)	(1,870)	—
Deferred revenue	23,100	19,706	68,292	42,177
Income taxes payable	12,416	12,551	28,265	35,964
Net cash provided by operating activities	50,293	22,559	183,866	132,842
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(77,698)	(109,796)	(601,087)	(516,906)
Sales of investments	500	—	26,268	75,582
Maturities of investments	72,266	76,646	415,440	280,745
Purchases of property and equipment	(1,800)	(839)	(22,083)	(3,624)
Payments made in connection with business acquisitions	(500)	—	(1,249)	(2,623)
Net cash used in investing activities	(7,232)	(33,989)	(182,711)	(166,826)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	2,081	5,950	38,087	19,968
Excess tax benefit from employee stock option plan	2,458	10,565	12,069	19,829
Net cash provided by financing activities	4,539	16,515	50,156	39,797
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(91)	275	(326)	(682)
NET INCREASE IN CASH AND CASH EQUIVALENTS	47,509	5,360	50,985	5,131
CASH AND CASH EQUIVALENTS—Beginning of period	75,466	66,630	71,990	66,859
CASH AND CASH EQUIVALENTS—End of period	$122,975	$71,990	$122,975	$71,990

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures
(Unaudited, in thousands)

Reconciliation of GAAP revenue to billings

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Total revenue	$151,162	$120,861	$533,639	$433,576
Increase in deferred revenue	23,107	19,706	68,352	42,202
Total billings (Non-GAAP)	$174,269	$140,567	$601,991	$475,778

Reconciliation of net cash provided by operating activities to free cash flow

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net cash provided by operating activities	$50,293	$22,559	$183,866	$132,842
Less purchases of property and equipment	(1,800)	(839)	(22,083)	(3,624)
Free cash flow (Non-GAAP)	$48,493	$21,720	$161,783	$129,218

Reconciliation of non-GAAP results of operations to the nearest comparable GAAP measures
(Unaudited, in thousands, except per share amounts)

Reconciliation of GAAP to Non-GAAP operating income, operating margin, net income and diluted net income per share

	Three Months Ended December 31, 2012				Three Months Ended December 31, 2011
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$35,040	$6,284	(a)	$41,324	$26,520	$5,863	(b)	$32,383
Operating Margin	23%			27%	22%			27%
Adjustments:
Stock-based compensation expense		6,762				6,341
Patent settlement income		(478)				(478)
Tax adjustment		295	(c)			(90)	(d)
Net Income	$21,507	$6,579		$28,086	$16,494	$5,773		$22,267
Diluted net income per share	$0.13			$0.17	$0.10			$0.14
Shares used in per share calculations - diluted	166,955			166,955	164,505			164,505

(a) To exclude $6.8 million of stock-based compensation expense offset by $0.5 million of patent settlement income in the three months ended December 31, 2012.
(b) To exclude $6.3 million of stock-based compensation expense offset by $0.5 million of patent settlement income in the three months ended December 31, 2011.
(c) Non-GAAP financial information is adjusted to achieve an overall 34 percent effective tax rate on a pro forma basis, which differs from the GAAP tax rate, in the three months ended December 31, 2012.
(d) Non-GAAP financial information is adjusted to achieve an overall 33 percent effective tax rate on a pro forma basis, which differs from the GAAP tax rate, in the three months ended December 31, 2011.

	Year Ended December 31, 2012				Year Ended December 31, 2011
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$100,475	$28,778	(e)	$129,252	$88,904	$17,104	(f)	$106,008
Operating Margin	19%			24%	21%			24%
Adjustments:
Stock-based compensation expense		30,690				19,015
Patent settlement income		(1,912)				(1,911)
Tax adjustment		(7,323)	(g)			(6,447)	(h)
Net Income	$66,836	$21,455		$88,291	$62,492	$10,657		$73,149
Diluted net income per share	$0.40			$0.53	$0.38			$0.45
Shares used in per share calculations - diluted	166,329			166,329	163,781			163,781

(e) To exclude $30.7 million of stock-based compensation expense offset by $1.9 million of patent settlement income in the year ended December 31, 2012.
(f) To exclude $19.0 million of stock-based compensation expense offset by $1.9 million of patent settlement income in the year ended December 31, 2011.
(g) Non-GAAP financial information is adjusted to achieve an overall 34 percent effective tax rate on a pro forma basis, which differs from the GAAP tax rate, in the year ended December 31, 2012.
(h) Non-GAAP financial information is adjusted to achieve an overall 33 percent effective tax rate on a pro forma basis, which differs from the GAAP tax rate, in the year ended December 31, 2011.